SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WASHINGTON MUTUAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Washington Mutual, Inc.

Addendum to Proxy Statement for the

Annual Meeting of Shareholders

to be held April 15, 2003

Dear Shareholder:

Please be aware of the following errors in the Summary Compensation Table on page 11 of the accompanying proxy statement for our 2003 Annual Meeting:

In the column headed “Securities Underlying Options Granted (#),” 1 in the lines for fiscal year 2002 for Mr. Killinger and Mr. Davis, we inadvertently show the numbers for options granted to these individuals in December of 2002 rather than December of 2001. Historically and in this proxy statement, the Company reports in the Summary Compensation Table the options granted in December of each year as compensation for the next fiscal year. Accordingly, the correct numbers for the options granted as compensation for fiscal year 2002 are as follows:

Name	Options Granted
Kerry K. Killinger	1,200,000
Craig S. Davis	230,000

In the column headed “Bonus,” in the line for fiscal year 2002 for Mr. Gross, the bonus amount should be $651,950.

[1]	This column is noted in footnote 2 to the Summary Compensation Table to indicate that the options shown in this column as compensation for 2002 were granted on December 17, 2001. The actual date of these grants was December 18, 2001.